SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission Only (as permitted by rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Sec.240.14a-12

                                 BRUNO'S, INC.
                (Name of Registrant as Specified In Its Charter)

                                 BRUNO'S, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share, of the Registrant.

  (2) Aggregate number of securities to which transaction applies: 77,503,341, being the maximum number of shares of Bruno's Stock to be converted into either the right to receive cash or to retain Bruno's Common Stock in the transaction.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $186,008.02 is calculated in accordance with Rule 0-11-(c)1(1) under the Exchange Act as one-50th of one percent of the product of 77,503,341 shares and $12.00 per share.

  (4) Proposed maximum aggregate value of transaction: $930,040,092.

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
________________________________________________________________________________

  (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

  (3) Filing Party:
________________________________________________________________________________

  (4) Date Filed:
________________________________________________________________________________

                         [BRUNO'S INC. LETTERHEAD]



                             IMPORTANT REMINDER
                             ------------------



Dear Shareholder:


     As of August 4, your proxy had not yet been received for the Special Meeting of Bruno's Inc. shareholders scheduled for Friday, August 18.

     At the Special Meeting, you will be specifically asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger with Crimson Acquisition Corp., a company organized by Kohlberg Kravis Roberts and Co., and other related proposals. The proposals have been unanimously recommended by your Board of Directors.

     Your vote is important, regardless of the number of shares you own.

     Additional information is contained in the Proxy Statement previously sent to you. If you have any questions or need an additional copy of the Proxy Statement, please call MacKenzie Partners, Inc., who is assisting us with the solicitation at (800) 322-2885 (toll-free).

     Time is short. Even if you are able to attend the Special Meeting in person, please sign, date and return the enclosed duplicate proxy in the postage paid envelope as soon as possible.

     We appreciate your prompt attention to voting your shares and thank you for your continued interest in your Company.


                                            Sincerely,



                                             /s/ Ronald G. Bruno
                                             Ronald G. Bruno
                                             Chairman of the Board and
                                             Chief Executive Officer